CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-46825) of Schick Technologies, Inc. of our report dated June 9, 1998 appearing on page F-2 of the Form 10-K dated June 29, 1998.


PricewaterhouseCoopers LLP
New York, New York
December 15, 1998